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                                                                    Exhibit 10.2

                               FIRST AMENDMENT TO

                                 ALLERGAN, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


         The ALLERGAN, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (the "Plan") is hereby amended to read as follows:

1. Section 14.1 of the Plan is hereby restated in its entirety to read as follows:

                 "14.1    Effect of a Change in Control.  Notwithstanding any
         other provision of the Plan, in the event that a Change in Control (as defined in Section 14.2) occurs on or after the Effective Date hereof, each Participant shall be entitled to have interest credited for all purposes under the Plan at the Retirement Rate if (a) he or she has a Termination of Employment within twenty-four (24) months after the date such Change in Control occurs and (b) the Termination of Employment constitutes a "Qualified Termination" under a written agreement with the Participant, or if no written agreement is in effect, under the applicable provisions of the Company's employee handbook. In addition, notwithstanding Section 16.6, the Company may not, after a Change in Control, amend or terminate the Plan in any manner in order to (a) change downward the method of determining the interest rate to be credited to the Deferral Accounts of Participants thereafter without the written consent of such Participants or (b) modify or eliminate any distribution method, option or election (including all such methods, options and elections set forth in Articles VI through XII of the Plan) available to Participants with respect to Deferral Accounts and Deferral Elections that exist on the date such Change in Control occurs."


         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this instrument evidencing the above terms of the Allergan, Inc. Executive Deferred Compensation Plan effective as of July 23, 1996.


By: /S/ Francis R. Tunney, Jr.
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Title:   Corporate Vice President, General Counsel and Secretary